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                                                                 Exhibit (16)(c)

                                POWER OF ATTORNEY


         I, Thomas Disbrow, Vice President and Treasurer (Chief Financial and Accounting Officer) of UBS Index Trust, UBS Investment Trust, UBS Managed Municipal Trust, UBS Money Series, UBS Series Trust, UBS PACE Select Advisors Trust, and UBS Municipal Money Market Series (each, a "Trust"), hereby constitute and appoint Joseph T. Malone, Todd Lebo, Keith A. Weller, Ethan D. Corey, Maureen Magner and Jack W. Murphy, and each of them singly, as my true and lawful attorneys, with full power to sign for me, in my name and in my capacity as Vice President and Treasurer (Chief Financial and Accounting Officer) of each Trust, any amendments to the current registration statement of such Trust on Form N-1A (as filed with the Securities and Exchange Commission) and all instruments necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these amendments to the registration statement and other instruments.



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                  Signature                                   Title                             Date

/s/ Thomas Disbrow                          Vice President and Treasurer                   August 27, 2004
-------------------------------       (Chief Financial and Accounting Officer)
Thomas Disbrow
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